                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 14, 1997


________________________________________________________________________________

                          DATAWARE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



         Delaware              0-21860               06-1232140
         (State of         (Commission File        (IRS Employer
         incorporation)        Number)          Identification No.)

________________________________________________________________________________


               222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS  02142
             (Address of principal executive offices and zip code)


                                (617) 621-0820
             (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

     On April 14, 1997, Dataware Technologies, Inc. ("Dataware" or the "Registrant") issued to GFL Advantage Fund Limited an aggregate of 3,000 shares of its Series B Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), at a price of $1,000.00 per share pursuant to a Subscription Agreement dated April 10, 1997, which is filed as Exhibit 10.1 hereto. The aggregate proceeds to the Company (after payment of finders' and escrow fees but before payment of legal expenses and other costs incurred in the placement) were $2,842,500.

     As described in greater detail below, the shares of Preferred Stock are convertible into shares of Common Stock of Registrant. In addition, pursuant to a Registration Rights Agreement filed as Exhibit 10.2 hereto, the holders of the Preferred Stock were granted registration rights for the resale of the underlying shares of Common Stock.

     The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations of Series B Convertible Preferred Stock (the "Certificate of Designations") which is part of the Registrant's Restated Certificate of Incorporation filed as Exhibit 3.1 hereto and summarized below:

     Dividends. The holders of the Preferred Stock are entitled to receive cumulative dividends at the rate of 4.5% per annum, payable quarterly in cash or, at the option of the Registrant, shares of Common Stock, except when the number of shares of Common Stock to be so issued would cause the holders of the Preferred Stock to beneficially own in excess of 4.9% of the Registrant's outstanding Common Stock.

     Conversion. The shares of Preferred Stock are convertible into shares of Common Stock at the option of the holder commencing on the earlier of (i) July 13, 1997 or (ii) the date on which a registration statement registering for resale the shares of Common Stock issuable upon conversion of the Preferred Stock is declared effective by the Securities and Exchange Commission (the "SEC"), at a conversion price equal to the lower of (1) 80% of the average closing bid price for the five days immediately preceding the conversion notice, or (2) the greater of (but in no event greater than $6.00): (a) $3.99625 (an amount equal to 115% of the average closing bid price for the five days immediately preceding April 14, 1997) or (ii) the average closing bid price for the five days immediately preceding July 13, 1997. No shares of Preferred Stock may be converted into shares of Common Stock if the converting holder and its respective affiliates would beneficially own more than 4.9% of Registrant's Common Stock following such conversion (excluding from the calculation any shares of Common Stock issuable upon conversion of Preferred Stock). If the registration statement registering for resale the shares of Common Stock issuable upon conversion of the Preferred Stock is not declared effective by the SEC on or before July 13, 1997, the initial conversion price conversion factor of 80% decreases (and therefore the 20% discount increases) at the rate of two and one half percentage points for every 30 days of delay. The conversion factor may also decrease in other circumstances as set forth in the Certificate of Designations.

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     So long as (i) the registration statement registering the shares of Common
Stock issuable upon conversion of shares of Preferred Stock is effective and
(ii) the Registrant is in compliance in all material respects with its obligations to the holders of the Preferred Stock, including all obligations under the Registration Rights Agreement and the Certificate of Designations, all shares of Preferred Stock outstanding on April 14, 2000 will automatically convert into shares of Common Stock at a conversion price to be calculated pursuant to the optional conversion provisions of the Certificate of Designations.

     Redemption. So long as the Registrant is in compliance in all material respects with its obligations to the holders of the Preferred Stock, including all obligations under the Registration Rights Agreement and the Certificate of Designations, at any time on or after the date 60 days after which the registration statement will have been declared effective by the SEC, the Registrant will have to right to redeem any part of the outstanding shares of Preferred Stock (but not lesser than 200 shares or such less number of shares of Preferred Stock that remain outstanding as of such date) on not less than 20 days' and not more than 30 days' prior written notice to the holders of Preferred Stock, at a price per share (the "Redemption Price") equal to the applicable conversion percentage (initially, 80%) multiplied by the product of the number of shares of Common Stock then issuable upon conversion of the Preferred Stock multiplied by the average market price of the Common Stock on the five trading days prior to the redemption date.

     The holders of the Preferred Stock have the right to require the Registrant to redeem all or a portion of the then outstanding shares of Preferred Stock by notice to Registrant delivered within 20 days after the occurrence of any of a number of events that may be deemed adverse to the holders' interests (each, an Optional Redemption Event, as defined in the Certificate of Designations) at the Redemption Price calculated with respect to such redemption date.

     Under no circumstance may the Registrant issue more than 1,335,256 shares of Common Stock (the "Maximum Share Amount") upon conversion of the Preferred Stock or as dividends, unless the stockholders of the Registrant vote to approve the issuance of a greater number of shares and the vote approving such issuance complies with Nasdaq National Market requirements concerning below market value financings. If the Registrant is unable to convert shares of Preferred Stock into shares of Common Stock due to the limitations of the Maximum Share Amount for any ten trading days within a period of 20 consecutive trading days, then the Registrant is required to provide written notice of such fact to the holders of the Preferred Stock (the "Inconvertibility Notice"). Within ten days of after the Registrant delivers (or is required to deliver) an Inconvertibility Notice, the holders of the Preferred Stock have the right to require the Registrant to redeem all shares of Preferred Stock that are not convertible into shares of Common Stock on the business day prior to the redemption date at the Redemption Price calculated with respect to such redemption date.

     Liquidation Preference. In liquidation, the holders of the Preferred Stock are entitled to receive an amount equal to the sum of the original purchase price, plus accrued and unpaid dividends, plus accrued and unpaid interest on dividends in arrears prior to the

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distribution of any cash or assets of the Registrant to the holders of shares of
Common Stock.

     Merger. In the event of a merger or consolidation of the Registrant or the sale, transfer or exchange of shares of Common Stock, the holders of Preferred Stock are entitled to convert all outstanding shares of Preferred Stock into the shares of stock, other securities and property to be received by the holders of shares of Common Stock.

     Voting Rights. Except as required by law or as provided in the Certificate of Designations, the holders of shares of Preferred Stock shall not be entitled to vote on any matter.

     Additional Series of Preferred Stock. The Registrant may authorize the issuance of one or more series of preferred stock provided that the Preferred Stock shall rank senior to or on a parity with any such series of preferred stock with respect to dividend and liquidation rights.

     Amendment of Terms of the Preferred Stock. The affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock is required to approve any amendment, alteration or repeal of the Registrant's Restated Certificate of Incorporation that materially and adversely affects the Preferred Stock.

     In connection with the sale of shares of Series B Convertible Preferred Stock, the Rights Agreement, dated July 8, 1996, by and between American Stock Transfer & Trust Company, as Rights Agent, and the Registrant was amended by the First Amendment to the Rights Agreement, dated April 14, 1997 to include in the definition of Common Stock contained in the Rights Agreement the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. Such First Amendment is filed as Exhibit 4.1 hereto.

     Dataware will hold its 1997 Annual Meeting of Stockholders at the M.I.T. Faculty Club, Sloan School of Management, 50 Memorial Drive, Cambridge, Massachusetts, at 10:00 a.m. on Friday, May 23, 1997.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

     (c)  Exhibits:

          Number and Description of Exhibit
          ---------------------------------

     3.1  Restated Certificate of Incorporation, as amended, of the Registrant.

     4.1 First Amendment to the Rights Agreement, dated April 14, 1997, amending the Rights Agreement, dated July 8, 1996, by and between American Stock Transfer & Trust Company as Rights Agent and the Registrant.

     10.1 Subscription Agreement, dated as of April 10, 1997, by and between GFL Advantage Fund Limited and the Registrant.

     10.2 Registration Rights Agreement, dated as of April 10, 1997, by and between GFL Advantage Fund Limited and the Registrant.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    DATAWARE TECHNOLOGIES, INC.



Dated:  April 17, 1997              By: /s/ Daniel M. Clarke
                                       -------------------------------
                                       Daniel M. Clarke
                                       Vice President - Finance
                                        and Administration

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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number      Description
--------------      -----------

     3.1 Restated Certificate of Incorporation, as amended, of the Registrant.

     4.1 First Amendment to the Rights Agreement, dated April 14, 1997, amending the Rights Agreement, dated July 8, 1996, by and between American Stock Transfer & Trust Company as Rights Agent and the Registrant.

     10.1 Subscription Agreement, dated as of April 10, 1997, by and between GFL Advantage Fund Limited and the Registrant.

     10.2 Registration Rights Agreement, dated as of April 10, 1997, by and between GFL Advantage Fund Limited and the Registrant.